UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2010

Commission File Number: 0-053150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 – Unregistered Sales of Equity Securities.

The disclosure provided for in Item 8.01 of this report is hereby incorporated by reference into this Item 3.02

In accordance with the terms of the Senior Secured Convertible Note entered into on November 23, 2009, the Company issued an aggregate of 2,752,971 shares of its common stock (2,538,922 shares on or about November 25, 2010 and an additional 214,049 on or about December 27, 2010) to satisfy and pay in full the last installment amount due under the terms of the Senior Secured Convertible Note. These shares are deemed to have been held by the investor for a period of more than 6 months pursuant to Rule 144 and e eligible to be sold by the investor, subject to compliance with Rule 144.

 Item 8.01 – Other Events.

On December 27, 2010, NACEL Energy Corporation (the “Company” or “NACEL”) paid to Iroquois Master Fund, Ltd. the last instalment amount due and owing on the $935,000 principal amount of a Senior Secured Convertible Note originally entered into on November 23, 2009, as subsequently amended and modified on April 23, 2010 and July 27, 2010. Accordingly, the Company has now paid in full all amounts due under the Senior Secured Convertible Note. For further information about the Senior Secured Convertible Note and amendments and modifications thereto, see the Company’s Form 8-Ks as filed with the SEC on November 27, 2009, April 27, 2010 and July 30, 2010.

 A copy of the press release pertaining to the final payment due on the Senior Secured Convertible Note is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: January 5, 2011	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer